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                                                                    EXHIBIT 99.1

                          PULITZER 10-K FILING DELAYED

ST. LOUIS, MARCH 14, 2005 - Pulitzer Inc. (NYSE: PTZ) today announced that it is filing a Form 12b-25 with the Securities and Exchange Commission for a 15-day extension of the March 11, 2005 filing deadline for its Annual Report on Form 10-K for the fiscal year ended December 26, 2004.

The Company is reviewing the classification of one item in the Company's Consolidated Statements of Cash Flows for the fiscal years ended December 2004, 2003 and 2002. The item under consideration relates to the classification of discretionary contributions to the Company's pension and post-retirement medical benefit trusts in the Consolidated Statements of Cash Flows.

The Company's practice has been to classify discretionary contributions to its pension and post-retirement medical benefit trusts as a component of Cash Flows From Investing Activities. The Company is currently reviewing whether these discretionary contributions should be classified as a component of Cash Flows From Operating Activities. For the fiscal years ended December 2003 and 2002, the discretionary contributions were, respectively, $44.0 million and $28.1 million. The Company has classified its contributions necessary to meet current operating costs or minimal funding levels of its pension and post-retirement medical benefit trusts as a component of Cash Flows From Operating Activities.

If the Company determines that the discretionary contributions should be classified as a component of Cash Flows From Operating Activities, the Company would be required to restate the Consolidated Statements of Cash Flows for the fiscal years ended December 2003 and 2002.

The Company recently announced that it had agreed to be acquired by Lee Enterprises, Incorporated (NYSE: LEE). The Company does not expect the transaction, which is scheduled to close in the second quarter of calendar 2005, to be impacted by today's announcement.

Pulitzer Inc., through various subsidiaries and affiliated entities, is engaged in newspaper publishing and related new media activities. The Company's newspaper operations include two major metropolitan dailies, the St. Louis Post-Dispatch and the Arizona Daily Star in Tucson, Ariz., and, through its Pulitzer Newspapers, Inc. (PNI) subsidiary, 12 other dailies and more than 75 weekly newspapers, shoppers, and niche publications. The PNI dailies are The Pantagraph, Bloomington, Ill.; The Daily Herald, Provo, Utah; the Santa Maria Times, Santa Maria, Calif.; The Napa Valley Register, Napa, Calif.; The World, Coos Bay, Ore.; The Sentinel, Hanford, Calif.; the Arizona Daily Sun, Flagstaff, Ariz.; the Daily Chronicle, DeKalb, Ill.; The Garden Island, Lihue, Hawaii; the Daily Journal, Park Hills, Mo.; The Lompoc Record, Lompoc, Calif.; and The Daily News, Rhinelander, Wis. The Company's newspaper operations also include the Suburban Journals of Greater St. Louis, a group of 36 weekly papers and various niche publications.


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The Company's new media and interactive initiatives include STLtoday.com in St.
Louis, azstarnet.com in Tucson, and Web sites for all of its other dailies. Pulitzer Inc. is the successor to the company originally founded by Joseph Pulitzer in St. Louis in 1878. For more information, visit our Web site at http://www.pulitzerinc.com or contact James V. Maloney, Director of Shareholder Relations at Pulitzer Inc., at (314) 340-8402.


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NOTE:
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This press release contains forward-looking statements based on current management expectations. Numerous factors may cause events to differ materially from those anticipated in the forward-looking statements including regulatory and other factors. Many of the factors that will determine those events are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual events may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management's view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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ADDITIONAL INFORMATION AND WHERE TO FIND IT

The proposed transaction will be submitted to Pulitzer's stockholders for their consideration, and Pulitzer will file with the SEC a proxy statement to be used to solicit the stockholders' approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction. STOCKHOLDERS OF PULITZER ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the proxy statement, as well as other filings containing information about Pulitzer, may be obtained at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to James V. Maloney, Secretary, Pulitzer Inc., 900 North Tucker Boulevard, St. Louis, Missouri 63101.

PARTICIPANTS IN THE SOLICITATION

Pulitzer and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Pulitzer in connection with the proposed transaction. Information regarding Pulitzer's directors and executive officers is available in Pulitzer's proxy statement for its 2004 annual meeting of stockholders, which was filed with the SEC on April 2, 2004. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.